Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form F-1 of our report dated May 6, 2026, relating to the financial statements of Recipharm Israel Ltd. (the “Company”), appearing in the Form 6-K submitted to the Securities and Exchange Commission on May 8, 2026.

/s/ Yaron Rotem Accountant

Certified Public Accountant

Tel Aviv, Israel

August 27, 2026